EXHIBIT 11
                         OPINION AND CONSENT OF AUDITORS



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Capital Management Mid-Cap Fund:

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Registration Statement (No. 33- 85242) of Capital Management Mid-Cap Fund of our report dated January 9, 1998, appearing in the Prospectus, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.




Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 27, 1998